EXHIBIT 10.13



                     AMENDMENT OF COMMERCIAL LEASE AGREEMENT

     THIS AMENDMENT OF COMMERCIAL LEASE AGREEMENT (this "Amendment") is made as of February 05, 2003, between KINGS BROTHERS, LLC ("Lessor"), a Georgia limited liability company, and COLOR IMAGING, INC. ("Lessee"), a Delaware Corporation, successor by merger to Color Image, Inc., a Georgia corporation, as follows:

     Recitals. Lessor and Lessee are parties to a Commercial Lease Agreement (as amended prior to the date hereof, the "Lease") dated as of April 1, 1999, as amended by First Amendment thereto (the "First Amendment") dated as of May 1, 1999, regarding premises in Gwinnett County, Georgia. They desire to amend the lease to extend the expiration date of the term of the Lease.

     NOW THEREFORE, for and in consideration of TEN DOLLARS ($10) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee, intending to be legally bound, agree as follows:

     1. Recitals; Definitions. The foregoing provisions and recitals are true and correct and are hereby incorporated herein by this reference. All capitalized terms utilized herein, not defined herein but defined in the Lease shall have the definitions ascribed thereto in the Lease.

     2. Term. Section 3 of the Lease and Section 3 of the First Amendment are hereby each amended by inserting "March 31, 2013" in lieu of "March 31, 2009."

     3. Rent. Section 3 of the Lease (prior to the First Amendment) sets forth the rental schedule for the premises described therein and Section 4 of the First Amendment sets forth the rental for the additional premises described therein. From and after the date hereof, Lessee shall pay rent (inclusive of common area charges, including but not limited to real and personal property taxes, central station monitoring of both burglary and fire alarms and Lessee's pro rata share of Lessor's fire, liability and other insurance expenses) in regard to both the premises described in the Lease (prior to the First
Amendment) and the additional premises described in the First Amendment as follows:

     a. Commencing on March 1, 2003 and continuing on the first (1st) day of each calendar month thereafter through and including December 1, 2003, Lessee shall pay rent in equal monthly installments of $44,287 each (Lessee having paid monthly rental in such amount as of each of January 1 and February 1, 2003);

     b. Commencing on January 1, 2004, and continuing on the first (1st) day of each calendar month thereafter through and including December 1, 2004, Lessee shall pay rent in equal monthly installments of $45,394 each;

     c. Commencing on each anniversary of January 1, 2004, during the term of this Lease, and continuing on the first (1st) day of each calendar month thereafter through and including the next succeeding December 1 (or, if earlier, March 1, 2009), Lessee shall pay rent in equal monthly installments equal to the sum of (a) the monthly installment



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          amount (the "Prior Payment  Amount")  payable  during the  immediately preceding calendar year plus (b) the product equal to the Prior Payment Amount multiplied by 2.5%;

     c. Commencing on April 1, 2009 and continuing on the first (1st) day of each calendar month thereafter through and including December 1, 2009, Lessee shall pay rent in equal monthly installments equal to the lesser of (i) $51,359 or (ii) Lessor's good faith determination of the fair market monthly rental rate for the aggregate premises as of April 1, 2009; and

     d. Commencing on January 1, 2010 and continuing on the first (1st) day of each calendar month thereafter through and including the next succeeding December 1 (this date being March 1 for the year in which this Lease, as may be extended or renewed, expires), Lessee shall pay rent in equal monthly installments equal to the sum of (a) the Prior Payment Amount plus (b) the product equal to the Prior Payment Amount multiplied by 2.5%.

     3. Reaffirmation. Lessor and Lessee reaffirm the Lease and all terms and provisions thereof, as amended by this Amendment.

     4. Lender. The Lease, as amended hereby, is assigned to SouthTrust Bank ("Lender") pursuant and subject to Assignment of Rents and Leases dated as of March 31, 1999 between Lessor and Lender. Lender executes this Amendment as set forth below solely to evidence its consent to the execution and delivery hereof. Lender's approval of this Lease does not waive or modify any requirements or covenants set forth in any loan agreements or other agreements between Lessor and Lender.

     5. Counterparts. This Amendment may be executed in counterparts, all of which shall collectively constitute one and the same agreement.







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     IN WITNESS  HEREOF,  Lessor,  Lessee and, for the sole purpose set forth in
Section 4 above, Lender, have executed and delivered this Amendment under seal as of the date first above written.


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

   KINGS BROTHERS, LLC, a Georgia limited liability         COLOR IMAGING, INC., a Delaware corporation
   company

           /S/ SUELING WANG                                       /S/ SUELING WANG
   By:____________________________(SEAL)                    By:__________________________
          Dr. Sue-Ling Wang, Managing                            Dr. Sue-Ling Wang,  President
          Member
                                                                 [CORPORATE SEAL]


   SOUTHTRUST BANK

        /S/ SCOTT M. SMITH
   By:____________________________________
          Scott M. Smith,  Assistant Vice President

          [BANK SEAL]


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